Exhibit 4.5

SOLTA MEDICAL, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of February 22, 2010

-i-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is made as of February 22, 2010, by and between Solta Medical, Inc., a Delaware corporation (“Company”), and each of the persons set forth on Schedule A hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company and the Investors have entered into a Payoff and Release Agreement (the “Release Agreement”) of even date herewith, pursuant to which the Company will issue shares of its common stock to the Investors in accordance with the terms set forth therein; and

WHEREAS, the Investors and the Company desire to set forth certain registration and related rights as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information which, in the reasonable judgment of the Company: (i) would be required to be made in any report or registration statement filed with the SEC by the Company so that such report or registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as the same may be amended, supplemented, restated or modified.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized or required by law to be closed in San Francisco, California.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Merger Agreement” means that certain Agreement and Plan of Merger dated on or around the date hereof, by and among the Company, Apollo ATC Merger Corp., Aesthera Corporation and Dana Mead as Holder Representative.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

Section 1.2. General Interpretive Principles.

(a) The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.

(b) Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

(c) For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article II, with respect to the Registrable Securities (as defined below) owned by such Holders.

Section 2.1. Certain Definitions. As used in this Article II:

(a) “Holder” (collectively, “Holders”) means (i) the Investors and (ii) any Affiliate of each of the Investors or the limited or general partners of each of the Investors that the Investors designate in writing as a Holder, in each case to the extent holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(b) “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities. References to the Registration Statement shall include any Prospectus.

(c) “Prospectus” means the prospectus included in any Shelf Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

(d) “register”, “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(e) “Registrable Securities” means the shares of common stock of the Company issued to the Investors pursuant to the Release Agreement until the earliest to occur of (a) the date on which both a Registration Statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective Registration Statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act).

(f) “Shelf Registration Statement” means the Registration Statement. References to Shelf Registration Statement shall include any Prospectus.

Section 2.2. Shelf Registration

(a)(i) Mandatory Registration. The Company shall, as soon as practicable but in any event within fifteen (15) days of the Closing Date (as defined in the Merger Agreement), prepare and file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. The Company shall use its commercially reasonable efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement no later than the deadline required by Rule 424.

(ii) Allocation of Registrable Securities. The initial number of Registrable Securities included in the Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee that becomes a Holder shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

(b) Suspension of Filing or Registration. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, stating that the filing, effectiveness or continued use of a Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than 60 days (or such longer period as the majority-in-interest of the Investors shall consent to in writing) within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by a majority-in-interest of the Investors, the Company shall not be permitted to exercise a Shelf Suspension more than twice during any 12-month period for each Shelf Registration Statement. In the case of a Shelf Suspension that occurs after the effectiveness of a Shelf Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file a Shelf Registration Statement and use its commercially reasonable efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Shelf Registration Statement, if required by the registration form used by the Company for the shelf registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder.

(c) The Company shall use its commercially reasonable efforts to take all actions reasonably necessary to ensure that the transactions contemplated herein are effected as so contemplated in Section 2.2(a) hereof, and to submit to the SEC, within five (5) Business

Days after the Company learns that no review of a Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post effective amendment, if applicable) of such Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.

(d) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(e) In connection with the filing of the Shelf Registration Statement, the Company shall:

(i) prepare and file with the SEC within the time periods specified in Section 2.2(a), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the Investors and use commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable but in any case within the time periods specified in Section 2.2(a);

(ii) as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement (including without limitation, any required post effective amendments) and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Shelf Registration Statement;

(iii) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Investors provided for in such Shelf Registration Statement;

(iv) keep the Shelf Registration Statements current and continuously effective pursuant to Rule 415 at all times until such date the Registrable Securities registered pursuant to each such applicable Shelf Registration Statement are no longer Registrable Securities. The Shelf Registration Statements shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading; and

(v) promptly notify the Investors (A) when such Shelf Registration Statement or the Prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information (the Company shall respond to such comments and requests from the SEC as promptly as reasonably possible), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the Company shall use its commercially reasonable efforts to promptly prepare a supplement or amendment to the Shelf Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request).

(f) In connection with a shelf registration, the Company may require each Holder whose Registrable Securities are covered by the shelf registration, to furnish to the Company such information regarding the Holder, including, without limitation, its intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. The Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Holder to the Company or of the occurrence of any event in either case that could cause the prospectus to contain an untrue statement of a material fact regarding the Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding the Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Holder fails to provide to the Company any information required to be provided pursuant to this Section 2.2 after the Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Shelf Registration Statement and the prospectus contained therein until such time as the Holder provides the required information to the Company.

Section 2.3. Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Section 2.2, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of counsel for and independent public accountants of the Company, and fees and expenses of all Persons retained by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or any discounts or selling commissions relating to Registrable Securities.

Section 2.4. Obligations of the Company. Whenever required under this Article II to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in Section 2.2(e) with respect to a Shelf Registration Statement), as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by sellers thereof set forth in such registration statement;

(b) furnish to the Holders such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(c) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(d) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(f) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(g) use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with NASDAQ or any securities exchange on which the Common Stock is then listed;

(h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(i) use its reasonable efforts to comply with all applicable securities laws; and

(j) enter into and perform customary agreements and take such other commercially reasonable actions as are prudent and reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

Section 2.5. Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, employees, partners and agents, and each Person controlling such Holder, and the officers, directors, employees, partners and agents of each Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of the Holders of such Registrable Securities including pursuant to Section 2.5(j) (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder expressly for use therein.

(b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article II, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company and its directors, employees, agents and officers, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article II, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.

(d) In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement (less all applicable fees and discounts), and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of the Registrable Securities.

Section 2.6. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II.

Section 2.7. Transfer of Registration Rights. The rights contained in Section 2.2 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article II, may not be assigned or otherwise conveyed by the Investors.

Section 2.8. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

Section 2.9. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;

(c) as long as any Holder owns any Registrable Securities, furnish in writing upon such Holder’s written request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act; and

(d) undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.

Section 2.10. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the earlier of (i) such date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) such date on which such Holder no longer holds any Registrable Securities.

ARTICLE III

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 3.1. Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Entire Agreement. This Agreement, that certain Payoff and Release Agreement dated on or around the date hereof and that certain Lock-Up Agreement dated on or around the date hereof constitute the entire understanding and agreement between the parties as to the matters covered herein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 4.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach or threatened breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 4.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

Section 4.4. Amendment and Waiver.

(a) This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and a majority-in-interest of the Investors.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 4.5. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 4.6. Termination. This Agreement shall terminate only by written consent of the Company and a majority-in-interest of the Investors or upon the earlier to occur of: (i) the dissolution or liquidation of the Company and (ii) such date on which there no longer remain any Registrable Securities.

Section 4.7. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Pacific Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Pacific Time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

Section 4.8. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 4.10. Venue, Waiver of Jury Trial. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN SANTA CLARA COUNTY, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE INVESTORS HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTORS, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS ARISING OUT OF OR

RELATING TO THIS AGREEMENT AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

SOLTA MEDICAL, INC.

By:	/s/ Stephen J. Fanning
Name:	Stephen J. Fanning
Title:	President and Chief Executive Officer

Address for Notice:

25881 Industrial Boulevard
Hayward, CA 94545

Facsimile No.:	510-782-2287
Telephone No.:	877-782-2286
Attn:	Chief Executive Officer

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market, Spear Tower, Suite 3300
San Francisco, CA 94105
Attention: Robert Ishii
Facsimile No.: (415) 947-2099
Telephone No.: (415) 947-2000

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

INVESTORS

PINNACLE VENTURES, L.L.C.

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Operating Officer

Address for Notice:

130 Lytton Avenue, Suite 220
Palo Alto, CA 94301
Facsimile No.:	(650) 926-7801
Telephone No.:	(650) 926-7805
Attn:	Robert N. Savoie

with a copy (which shall not constitute notice) to:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

INVESTORS

PINNACLE VENTURES II-A (SUB), L.P.

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

Address for Notice:

130 Lytton Avenue, Suite 220
Palo Alto, CA 94301

Facsimile No.:	(650) 926-7801
Telephone No.:	(650) 926-7805
Attn:	Robert N. Savoie

with a copy (which shall not constitute notice) to:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

INVESTORS

PINNACLE VENTURES II-B, L.P.

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

Address for Notice:

130 Lytton Avenue, Suite 220
Palo Alto, CA 94301

Facsimile No.:	(650) 926-7801
Telephone No.:	(650) 926-7805
Attn:	Robert N. Savoie

with a copy (which shall not constitute notice) to:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

INVESTORS

PINNACLE VENTURES II-C, L.P.

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

Address for Notice:

130 Lytton Avenue, Suite 220
Palo Alto, CA 94301

Facsimile No.:	(650) 926-7801
Telephone No.:	(650) 926-7805
Attn:	Robert N. Savoie

with a copy (which shall not constitute notice) to:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

INVESTORS

PINNACLE VENTURES II-R (SUB), L.P.

By:	/s/ Robert N. Savoie
Name:	Robert N. Savoie
Title:	Chief Financial Officer

Address for Notice:

130 Lytton Avenue, Suite 220
Palo Alto, CA 94301

Facsimile No.:	(650) 926-7801
Telephone No.:	(650) 926-7805
Attn:	Robert N. Savoie

with a copy (which shall not constitute notice) to:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

PINNACLE VENTURES, L.L.C.

PINNACLE VENTURES II-A (SUB), L.P.

PINNACLE VENTURES II-B, L.P.

PINNACLE VENTURES II-C, L.P.

PINNACLE VENTURES II-R (SUB), L.P.

A-1